UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2003

CLUBCORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107 and 333-52612

Delaware	75-2778488
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3030 LBJ Freeway, Suite 700	Dallas, Texas 75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 243-6191

Former name or former address, if changed since last report:

None

Item 5. Other Events and Regulation FD Disclosure

ClubCorp Completes Refinancing

On June 4, 2003, ClubCorp, Inc. issued a press release announcing the Company’s refinancing of its outstanding bank debt. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ClubCorp Announces Executive Changes

On June 4, 2003, the Company announced that it would be appointing Angela A. Stephens as Chief Accounting Officer, filling the vacancy left by John D. Bailey, who left the company. Ms. Stephens has served as Corporate Controller since joining the Company in December 2000. Prior to joining ClubCorp, Ms. Stephens served as Vice President-Administration with BroadbandNOW, Inc. from August 1999 to December 2000. Prior to August 1999, Ms. Stephens held various positions in both industry and public accounting practice.

On June 5, 2003, the Company announced that Terry A. Taylor would be leaving his position as Executive Vice President, Secretary and General Counsel. The Company is currently reviewing various alternatives for the appointment of a new Secretary and General Counsel.

Item 7. Financial Statements and Exhibits

Exhibit Number	Description

99.1	News release – ClubCorp Completes Refinancing

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLUBCORP, INC.

By:	/s/Jeffrey P. Mayer
Jeffrey P. Mayer
Chief Financial Officer

Date:	June 19, 2003